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                                                                    Exhibit 23.9
                         [FROST & SULLIVAN LETTERHEAD]

BY FACSIMILE AND COURIER

Mindray Medical International Limited
Keji 12th Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People's Republic of China

RE: CONSENT OF FROST & SULLIVAN INTERNATIONAL

We understand that Mindray Medical International Limited ("Mindray") plans to file an amended registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein of our name and the data set forth under the captions "Prospectus Summary", "Forward Looking Statements", "Our Industry" and "Business" of our name and the data sourced from the publications of Frost & Sullivan International.

             FROST & SULLIVAN


             By: /s/ Peggy Wang
                 ---------------
             Name: Peggy Wang
             Title:
             Date: August 21, 2006